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                        PREFERRED STOCK SALE AGREEMENT
                        ------------------------------


         THIS PREFERRED STOCK SALE AGREEMENT (this "Agreement"), dated as of April 3, 1997, by and among Sygnet Redemption Corp., an Ohio corporation (the "Company"), and each of the entities set forth on the signature page of this Agreement (each a "Seller" and collectively the "Sellers"), and agreed and consented to by Sygnet Wireless, Inc., an Ohio corporation ("Wireless").

         WHEREAS:

         A.   The Company is a wholly owned subsidiary of Wireless;

         B. Pursuant to the Preferred Stock and Common Stock Warrant Purchase Agreement between Wireless and Toronto Dominion Investments, Inc. ("TDI"), dated as of October 9, 1996 (the "Purchase Agreement"), Wireless sold 200,000 shares of its Series A Senior Cumulative Nonvoting Preferred Stock (the "Shares") and rights to receive certain warrants to purchase shares of its Class A Common Stock (the "Warrant Rights") to TDI. Subsequently, pursuant to letter agreements dated October 18, 1996, and November 27, 1996, respectively, TDI sold certain of the Shares and the proportionate divided interests in the Warrant Rights associated with such Shares to each of the other Sellers (such interests referred to in this Agreement as the "Warrant Rights associated therewith");

         C. Under its articles of incorporation, Wireless has the right to redeem the Shares at any time;

         D.   The Indenture (the "Indenture") relating to certain outstanding
11 1/2 % Senior Notes issued by Wireless generally limits the payments which may be made by Wireless to redeem the Shares, but permits Wireless to redeem the Shares with the proceeds of a substantially concurrent sale of its capital stock or to use up to $10 million for investment in an Unrestricted Subsidiary (as defined in the Indenture) which may be used by such Subsidiary, among other things, to purchase Shares;

         E. Wireless has chosen to invest $10,000,000 in the Company, and has designated the Company as an Unrestricted Subsidiary; and

         F. Each Seller wishes to sell and the Company wishes to purchase, upon the terms and conditions set forth in this Agreement, the number of Shares set forth below such Seller's name on the signature page of this Agreement.


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         NOW THEREFORE, the Company, the Sellers and Wireless hereby agree as follows:

1.       PURCHASE AND SALE OF PREFERRED SHARES.
         --------------------------------------

         a. PURCHASE OF PREFERRED SHARES. The Company shall purchase and each Seller shall sell to the Company the number of Shares set forth below such Seller's name on the signature page of this Agreement for a total price of $100.00 per Share (the "Purchase Price").

         b. DEEMED REDEMPTION. The Shares purchased by the Company pursuant to this Agreement shall be deemed to have been "redeemed pursuant to an optional redemption" by Wireless "within the six-month period immediately following the Closing Date" for purposes of Section 2(b) of the Purchase Agreement. The parties agree that, as a result of such deemed redemption, the percentage of the then-outstanding shares of Wireless Class A and Class B Common Stock used to calculate the number of shares of Class A Common Stock purchasable pursuant to the Warrant to be issued to Sellers pursuant to Section 2(b)(i) of the Purchase Agreement shall be reduced to reflect such deemed redemption.

         c. CLOSING DATE. The date and time of the purchase and sale of the of Shares pursuant to this Agreement (the "Closing Date") shall be 12:00 noon Eastern Standard Time on April 3, 1997, or such other time as may be agreed by the parties. The closing shall occur on the Closing Date at the offices of the Company or such other place as may be agreed by the parties.

         d. PAYMENT. On the Closing Date, the Company shall pay to each Seller the aggregate Purchase Price for the Shares purchased from such Seller by wire transfer in immediately available funds in accordance with instructions received from such Seller, and each Seller shall deliver to the Company the certificates representing the Shares executed in blank with appropriate stock powers. Wireless shall promptly issue to the Sellers replacement certificates representing Shares not purchased pursuant to this Agreement.

         e. ACCRUED AND UNPAID DIVIDENDS. Each Seller shall remain entitled to receive all accrued but unpaid dividends with respect to the Shares sold by such Seller, whether or not declared, through the Closing Date.

2.       SELLER'S REPRESENTATIONS AND WARRANTIES
         ---------------------------------------

         Each Seller severally represents and warrants to the Company that:

         a. TITLE. Such Seller has good and valid title to the Shares to be sold by such Seller pursuant to this Agreement and the Warrant Rights associated therewith, and upon payment therefor by the Company shall sell, assign, transfer and convey to the Company good and valid title to such Shares, free of all liens and encumbrances.

         b. INFORMATION. Such Seller has had an opportunity to review the registration statement on Form S-1, the quarterly report on Form 10-Q for the quarter ended September 30, 1996, and the annual report on Form 10-K for the year ended December 31, 1996, which have

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been filed by Wireless with the Securities and Exchange Commission and which are available to the public.

         c. AUTHORIZATION. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Seller.

3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
         ----------------------------------------------

         The Company represents and warrants to each Seller that this Agreement has been duly and validly authorized, executed and delivered on behalf of the Company.

4.       GOVERNING LAW; MISCELLANEOUS.
         -----------------------------

         a. GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to its conflict of laws principles.

         b. COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.

         c. HEADINGS. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

         d. SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

         e. ENTIRE AGREEMENT; AMENDMENTS. This Agreement contains the entire understanding of the parties with respect to the matters covered herein and, except as specifically set forth herein, neither the Company nor any Seller make any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

         f. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor any Seller shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other.

         g. FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in

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order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         h. EXPENSES. Pursuant to Section 12.10(c) of the Purchase Agreement, Wireless shall pay all reasonable costs and out-of-pocket expenses of Sellers for the preparation, negotiation, execution and delivery of this Agreement.

         IN WITNESS WHEREOF, the Company, the Sellers and Wireless have caused this Agreement to be duly executed as of the date first above written.

SYGNET REDEMPTION CORP.

By: /s/ CRAIG T. SHEETZ
   -----------------------------
Name: Craig T. Sheetz
     ---------------------------
Title:   Chief Financial Officer
       -------------------------

TORONTO DOMINION INVESTMENTS, INC.

By: /s/ MARTHA L. GARIEPY
   -----------------------------
Name:   Martha L. Gariepy
     ---------------------------
Title:     Vice President
      --------------------------


         Number of Shares of Preferred Stock:         64,154.77

         Aggregate Purchase Price:                   $6,415,477

NORTHSTAR HIGH TOTAL RETURN FUND

By: /s/ MICHAEL A. GRAVES
   -----------------------------
Name:   Michael A. Graves
     ---------------------------
Title:     Vice President
      --------------------------

         Number of Shares of Preferred Stock:         24,386.22

         Aggregate Purchase Price:                   $2,438,622

                     [Signatures continued on next page.]

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                    [Signatures continued from prior page.]

PNC VENTURE CORP

By: /s/ DAVID McL. HILLMAN
   -----------------------------
Name:  David McL. Hillman
     ---------------------------
Title:    Executive Vice President
      --------------------------

         Number of Shares of Preferred Stock:           11,459.01

         Aggregate Purchase Price:                     $1,145,901

AGREED AND CONSENTED TO:
SYGNET WIRELESS, INC.

By: /s/ CRAIG T. SHEETZ
   -----------------------------
Name:  Craig T. Sheetz
     ---------------------------
Title:    Chief Financial Officer
      --------------------------



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